LIMITED POWER OF ATTORNEY

The undersigned hereby appoints each of Orla Gregory, Audrey Taranto and Nicholas Giuliano, signing singly, as his attorney-in-fact to act for him and in his name solely to do all or any of the following:

1. To execute and file with the Securities and Exchange Commission all statements regarding his beneficial ownership of securities of Enstar Group Limited filed pursuant to Section 16(a) of the Securities Exchange Act of 1934;

2. To execute all necessary instruments to carry out and perform any of the powers stated above, and to do any other acts requisite to carrying out such powers.

Orla Gregory, Audrey Taranto and Nicholas Giuliano shall not incur any liability to the undersigned for acting or refraining from acting under this power, except for such attorney's own willful misconduct or gross negligence. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Enstar Group Limited assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Any reproduced copy of this signed original shall be deemed to be an original counterpart of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file statements pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to the undersigned's beneficial ownership of securities of Enstar Group Limited, unless earlier revoked. This Power of Attorney shall terminate with respect to the attorney-in-fact upon receipt by Orla Gregory, Audrey Taranto or Nicholas Giuliano, as the case may be, from the undersigned of a written notice of revocation of this Power of Attorney. The undersigned shall have the right to revoke this Power of Attorney at any time.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 9th day of August, 2023.

/s/ Girish Ramanathan
Name: Girish Ramanathan

Notarize here:
STATE OF Virginia
COUNTY OF Botetourt
On this 9 day of August, 2023, before me, the undersigned notary public, personally appeared Girish Ramanathan, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the above instrument and acknowledged to me that he executed the same for the purpose therein contained.

In witness whereof, I hereunto set my hand and official seal.

(seal)
Hannah Elizabeth Turner
Electronic Notary Public
Commonwealth of Virginia
Registration No. 7805110
My Commission Expires Aug 31, 2026

/s/ Hannah Elizabeth Turner
Signature of Notary Public
My Commission Expires: 8/31/2026
Registration Number 7805110

Completed via Remote Online Notarization using 2 way Audio/Video technology.